EXHIBIT 32.1

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

      In connection with the quarterly report for the period ended September 30, 2003 of Marconi Corporation plc (the “Company”) on Form 10-Q-K as furnished to the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of such officer’s knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of the Company.

By: /s/ M PARTON	By: /s/ P S BINNING

Name: Michael Parton	Name: Pavi Binning
Title: Chief Executive Officer	Title: Chief Financial Officer
Date: November 12, 2003	Date: November 12, 2003

      This certification shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

      A signed original of this written statement has been provided to Marconi Corporation plc.

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